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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                June 11, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-11                           858774   33-38862   811-1777


DEFINED ASSET FUNDS-GSIF MPUSTS-1                             781698   2-81969    811-2810


DEFINED ASSET FUNDS-MITF IS-150                               781174   33-32424   811-1777
DEFINED ASSET FUNDS-MITF IS-151                               781176   33-33147   811-1777
DEFINED ASSET FUNDS- IS-202 DAF                               803918   33-52273   811-1777
DEFINED ASSET FUNDS- IS-203 DAF                               803922   33-52651   811-1777


DEFINED ASSET FUNDS-CIF ITS-36                                883647   33-45755   811-2295
DEFINED ASSET FUNDS-ITS-43 DAF                                883654   33-49343   811-2295


DEFINED ASSET FUNDS- ITS-252 DAF                              924344   33-58009   811-1777
DEFINED ASSET FUNDS- ITS-266 DAF                              924359   333-0086   811-1777

DEFINED ASSET FUNDS-MITF MPS-508                              803715   33-38418   811-1777
DEFINED ASSET FUNDS-MITF MPS-516                              803723   33-45309   811-1777
DEFINED ASSET FUNDS- MPS-526 DAF                              892744   33-49317   811-1777
DEFINED ASSET FUNDS- MPS-568 DAF                              924314   333-0135   811-1777

DEFINED ASSET FUNDS- MSS-31 DAF                               895618   33-49351   811-1777
DEFINED ASSET FUNDS- MSS-58 DAF                               910004   33-52547   811-1777
DEFINED ASSET FUNDS-MITF MSS 5O                               836082   33-26607   811-1777
DEFINED ASSET FUNDS- MSS-85 DAF                               924266   33-57703   811-1777
DEFINED ASSET FUNDS- MSS-86 DAF                               924267   33-57877   811-1777
DEFINED ASSET FUNDS-MITF MSS 8M                               868155   33-39287   811-1777
DEFINED ASSET FUNDS-MITF MSS 8N                               868157   33-39367   811-1777
DEFINED ASSET FUNDS-MITF MSS 8O                               868158   33-39368   811-1777
DEFINED ASSET FUNDS-MITF MSS 9Z                               881824   33-46273   811-1777


DEFINED ASSET FUNDS-GSIF USGZCBS-3                            845859   33-26716   811-2810

TOTAL:   24 FUNDS

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